CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of American Pension Investors Trust and to the use of our report dated March 31, 2016 on the financial statements and financial highlights of API Efficient Frontier Growth Fund, API Efficient Frontier Capital Income Fund, API Efficient Frontier Core Income Fund, API Efficient Frontier Value Fund, API Efficient Frontier Income Fund and API Master Allocation Fund. Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 5, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of American Pension Investors Trust regarding the Prospectus and Statement of Additional Information of Yorktown Small-Cap Fund and Yorktown Mid-Cap Fund, each a series of the American Pension Investors Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 5, 2016